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                                                                 EXHIBIT 23.3


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use of our report dated May 19,1997, regarding A to Z Rentals and Sales, Inc., and to the reference to our Firm under the heading "Experts" in the Registration Statement on Form S-1 for a stock offering by RentX Industries, Inc., and in any subsequent registration statement relating to the same offering filed pursuant to Rule 462(b) under the Securities Act of 1933.



                                                /s/ LEMASTER & DANIELS PLLC


September 24, 1997